NOBLE INTERNATIONAL INVESTMENTS, INC.


October 13, 2000

PERSONAL AND CONFIDENTIAL

International Cosmetics Marketing Co.
6501 NW Park of Commerce Boulevard
Suite 205
Boca Raton, Florida 33487
Attention: Sonny Spoden, CFO

Gentlemen:

         This letter agreement ("Agreement") confirms the terms and conditions of the exclusive engagement of Noble International Investments, Inc. ("Noble") by International Cosmetics Marketing Co. (collectively, the "Company") to render certain financial advisory and investment banking services to the Company in connection with the Company's review of its strategic and financial alternatives including, but not limited to, a possible Transaction, Alternative Transaction or Financing.

         In the context of this Agreement, (A) "Transaction" means any merger, acquisition, consolidation, reorganization, recapitalization (not including stock splits), business combination or other transaction or series of transactions (including a purchase or sale of assets) involving the Company and a Strategic Partner (as defined herein) resulting directly or indirectly from Noble's services; (B) "Alternate Transaction" means a transaction other than a Transaction including any joint venture, marketing agreement, licensing agreement or similar transaction or agreement entered into by the Company and a Strategic Partner resulting directly or indirectly from Noble's services; and
(C) "Financing" means a public offering or private placement of debt or equity securities of the Company (a "Securities Financing") and/or the arrangement in the U.S. credit markets of a credit facility provided by one or more lenders (a "Bank Financing") resulting directly or indirectly from Noble's services.

1.       Services.  Noble agrees to perform the following services:

         (a) Review historical and projected financial and operating information of the Company and any Strategic Partners;

         (b) Assist the Company's management with the preparation of a memorandum (the "Memorandum") describing the Company's business together with such other materials as may be reasonably required for marketing of the Company;

         (c) Identify and seek out persons, groups of persons, partnerships, joint ventures,




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                  corporations or other entities (each, together with its
                  affiliates, a "Strategic Partner") who would be interested in entering into a Transaction or Alternate Transaction with the Company;

         (d) Advise and assist the Company as to the financial aspects and structure of any proposed Transaction or Alternate Transaction and assist in negotiating the terms thereof;

         (e) Advise and assist the Company in the negotiation of any documentation relating to a Transaction or Alternate Transaction, which would include but not be limited to letters of intent and definitive agreements;

         (f) Subject to the satisfactory completion of due diligence investigations by Noble and market conditions, act as the Company's lead managing underwriter or exclusive agent, as the case may be, in connection with a Securities Financing;

         (g) Advise the Company with respect to, and arrange and assist in the negotiation of the terms of, any Bank Financing;

         (h) Assist the Board of Directors of the Company recruiting candidates for executive level management positions with the Company; and

         (i) Perform such other services as the Company and Noble shall mutually agree to in writing.

         Noble reserves the right to determine that neither it nor any of its affiliates will participate in any Financing, and the foregoing is not an agreement or commitment by Noble or any of its affiliates to provide funds, either directly or through a syndicate of lenders pursuant to any credit facility or to underwrite, place or purchase any securities or otherwise provide or participate in any Financing.

2.       Fees.  The Company agrees to pay Noble for its services as follows:

         (a) A consulting fee ("Consulting Fee") of (i) $10,000.00 for each month during the Term payable in consecutive monthly installments during the Term with the first of such installments being paid by the Company to Noble upon execution of this letter and each subsequent monthly installment being due and payable on each successive monthly anniversary of such date, plus (ii) five year "cashless exercise" warrants to purchase 250,000 shares of the Company's common stock at an exercise price of $2.50 (subject to adjustment in certain events) for which Noble shall have registration rights with respect to the common stock underlying such warrants; plus



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         (b)      In addition to the Consulting Fee and upon consummation of a
                  Transaction, a fee ("Transaction Fee") equal to (i) 5% of the Consideration (as hereinafter defined) up to $3,000,000.00, plus (ii)3% of the Consideration from and including $3,000,000.00 up to $5,000,000.00, plus (iii) 1% of the
                  Consideration including and in excess of $5,000,000.00; and

         (c) In addition to the Consulting Fee and the Transaction Fee and upon consummation of an Alternate Transaction, an alternate transaction fee ("Alternate Transaction Fee") to be agreed upon in a good faith negotiation between the Company and Noble subject to a minimum of $25,000.00; and

         (d) In addition to the Consulting Fee, the Transaction Fee and the Alternate Transaction Fee and upon the closing of any part of a Financing, the Company shall pay Noble:

                  (i) in connection with any equity Securities Financing in a public offering, a fee to be agreed upon by the Company and Noble;

                  (ii) in connection with any equity Securities Financing in a private placement, (A) a cash fee equal to 10% of the gross proceeds raised from the sale of the securities, plus (B) a non-accountable expense fee equal to 3% of the aggregate offering price of all securities sold in such offering, plus (C) Noble shall have the right to purchase, for $.01 each, "cashless exercise" warrants to purchase common stock equal to 10% of the number of shares of common stock (or common stock equivalent shares) sold in the equity Securities Financing (subject to adjustment). The warrants will have a term of five years and have an exercise price of 100% of the per share price (or conversion price of the securities, if applicable) at which the investors invested in connection with the equity Securities Financing and will be transferable to Noble employees and affiliates. Noble shall also be granted registration rights with respect to the common stock underlying such warrants which will include at least one demand registration right at the Company's cost and an unlimited number of piggyback registration rights;

                  (iii) in connection with any debt Securities Financing, such amount as shall be agreed by the Company and Noble;

                  (iv) in connection with any Bank Financing that is consummated prior to termination of this Agreement in which Noble acts as arranger, the Company shall pay Noble aggregate arrangement fees in an amount to be agreed upon, payable on the date of execution of definitive documentation with respect thereto, which fee shall be in addition to any fee payable to

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                           any affiliate of Noble that may act as agent or a
                           member of a lending syndicate or otherwise as a participant in any such Bank Financing.

         Notwithstanding the forgoing provisions of this Paragraph 2(d), the Company and Noble shall negotiate and execute definitive agreements prior to the commencement of any Financing which agreements will more specifically set forth the terms and conditions (including without limitation any compensation payable to Noble in addition to that listed above) pursuant to which a Financing will occur.

         Notwithstanding the provisions of this Agreement, the Company agrees and acknowledges that Noble has expended significant time and effort providing services to the Company similar to the services listed in Paragraph 1 hereof since September, 1999 (the "Past Services") for which Noble has not received any compensation. The Company agrees that the fees it is agreeing to pay Noble pursuant to Paragraph 2 hereof are in partial consideration for the Past Services.

         In the context of this Agreement, "Consideration" means the aggregate value of all cash, securities, the assumption of debt by the Company or the Strategic Partner, as the case may be, and any other forms of payment received or to be received, directly or indirectly, by the Strategic Partner or the Company or their respective shareholders or employees, as the case may be, pursuant to a Transaction or an Alternate Transaction including the total of all interest-bearing indebtedness of the Strategic Partner or the Company, as the case may be (both long term and short term including capitalized leases) outstanding, assumed or refinanced at the closing of a Transaction or an Alternate Transaction and also including any infusions of cash, securities, assets or other forms of value into the Strategic Partner or the Company, as the case may be, pursuant to a Transaction or an Alternate Transaction. If part of the Consideration is contingent upon the occurrence of some future event (e.g., the realization of earnings projections), then such portion of the Transaction Fee shall be paid by the Company to Noble upon the earlier of the determination or receipt of such Consideration. If part or all of the Consideration is represented by securities, the value thereof for the purpose of computing the Transaction Fee and Alternate Transaction Fee shall be determined by mutual agreement between Noble and the Company. Any inability to agree upon the value of the securities described in any of the foregoing will be resolved through submission to binding arbitration before the National Association of Securities Dealers, Inc.

3. Term. The term of this Agreement shall commence on the date hereof and end on the third anniversary of the date hereof or at such earlier time as provided in this Paragraph 3 (the "Term"). This Agreement may be renewed upon mutual written agreement of the parties hereto. This agreement may not be terminated by either party during the first 12 months of the Term. If within the first 12 months of the Term the Company completes a Financing as a result of which it receives gross proceeds of $1,000,000.00 or more (the "Initial Financing") the Company may not terminate this Agreement prior to the expiration of the Term. If the Company does not complete the Initial Financing, either party may terminate this Agreement by giving the other party at least thirty
(30) days prior written notice of such termination, at which time the Company shall pay to Noble all fees earned and all reasonable expenses incurred, in accordance with Paragraphs 2 and 5


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hereof, respectively. The Company agrees to pay Noble any fees specified in
Paragraph 2 and to fulfill any obligations therein to the extent that any event specified herein occurs during the Term of this Agreement or within twenty-four
(24) months after the termination or expiration of this Agreement. Any obligation pursuant to this Paragraph 3, and pursuant to Paragraphs 2, 4, 5, 6 and 8 hereof, shall survive the termination or expiration of this Agreement.

4.       Exclusivity / Right to Future Financings.
         ----------------------------------------

         (a) The Company agrees to retain Noble on an exclusive basis in connection with a possible Transaction or Alternate Transaction for the Term of this Agreement. In order to coordinate the efforts to effect a Transaction or Alternate Transaction satisfactory to the Company during the Term of this Agreement, neither the Company nor any of its management, representatives or affiliates will pursue any discussion with any potential third party except through Noble. If any of these persons receives an inquiry concerning a possible Transaction or Alternate Transaction, they will promptly inform Noble of the third party's interest in order that Noble can assess that third parties interest and assist the Company in any resulting negotiations.

         (b) If the Company decides to pursue a Financing during the Term of this Agreement or within twenty-four (24) months from the expiration or termination of this Agreement, then Noble shall have the right to act as lead arranger for any Bank Financing, or to serve as the Company's lead managing underwriter or exclusive agent, as the case may be, in connection with any Securities Financing, subject to the satisfactory completion of Noble's due diligence investigation, market conditions and the good faith negotiation of customary and mutually agreeable terms and conditions.

5. Expenses. The Company agrees to reimburse Noble for all of its reasonable out-of-pocket fees, expenses and costs (including, but not limited to, legal, accounting, travel, accommodations, telephone, computer, courier and supplies) in connection with the performance of its services under this Agreement. All such fees, expenses and costs will be billed at any time by Noble and are immediately payable by the Company when invoiced. Upon termination or expiration of the Agreement or completion of a Transaction, Alternate Transaction, or Financing, any unreimbursed fees and expenses will be immediately due and payable.

6. Indemnification. In addition to the payment of fees and reimbursement of fees and expenses provided for above, and regardless of whether a Transaction, Alternate Transaction or Financing is consummated, the Company agrees to indemnify Noble and its affiliates with regard to the matters contemplated herein, as set forth in Annex A, attached hereto, which is incorporated by reference as if fully set forth herein.

7. Matters Relating to Engagement. The Company acknowledges that Noble has been


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retained solely to provide the services set forth in this Agreement. In rendering such services, Noble shall act as an independent contractor, and any duties of Noble arising out of its engagement hereunder shall be owed solely to the Company. The Company further acknowledges that Noble may perform certain of the services described herein through one or more of its affiliates.

         The Company acknowledges that Noble is a securities firm that is engaged in securities trading and brokerage activities, as well as providing investment banking and financial advisory services. The Company acknowledges and agrees that in connection with the performance of Noble's services hereunder (or any other services) that neither Noble nor any of its employees will be providing the Company with legal, tax or accounting advice or guidance (and no advice or guidance provided by Noble or its employees to the Company should be construed as such) and that Noble does not hold itself out to be an advisor as to legal, tax, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own legal, tax, accounting and other advisors concerning all matters and advice rendered by Noble to the Company and the Company shall be responsible for making its own independent investigation and appraisal of the risks, benefits and suitability of the advice and guidance given by Noble to the Company and the transactions contemplated by this Agreement. Neither Noble nor its employees shall have any responsibility or liability whatsoever to the Company or its affiliates with respect thereto.

         The Company recognizes and confirms that in performing its duties pursuant to this Agreement, Noble will be using and relying on data, material, and other information (the "Information") furnished by the Company, a Strategic Partner or their respective employees and representatives. The Company will cooperate with Noble and will furnish Noble with all Information concerning the Company and any Transaction, Alternate Transaction or Financing which Noble deems appropriate and will provide Noble with access to the Company's officers, directors, employees, independent accountants and legal counsel for the purpose of performing Noble's obligations pursuant to this Agreement. The Company hereby agrees and represents that all Information furnished to Noble pursuant to this Agreement shall be accurate and complete in all material respects at the time provided, and that, if the Information becomes materially inaccurate, incomplete or misleading during the term of Noble's engagement hereunder, the Company shall promptly advise Noble in writing. Accordingly, Noble assumes no responsibility for the accuracy and completeness of the Information. In rendering its services, Noble will be using and relying upon the Information without independent verification evaluation thereof.

8. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida without regard to the conflict of laws provisions thereof.

9. No Brokers. The Company represents and warrants to Noble that there are no brokers, representatives or other persons which have an interest in compensation due to Noble from any transaction contemplated herein or which would otherwise be due any fee, commission or remuneration upon consummation of any Transaction, Alternative Transaction or Financing.


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10.      Authorization. The Company and Noble represent and warrant that each has all requisite power and authority, and all necessary authorizations, to enter into and carry out the terms and provisions of this Agreement and the execution, delivery and performance of this Agreement does not breach or conflict with any agreement, document or instrument to which it is a party or bound.

11. Miscellaneous. This Agreement constitutes the entire understanding and agreement between the Company and Noble with respect to the subject matter hereof and supersedes all prior understanding or agreements between the parties with respect thereto, whether oral or written, express or implied. Any amendments or modifications must be executed in writing by both parties. This Agreement and all rights, liabilities and obligations hereunder shall be binding upon and insure to the benefit of each party's successors but may not be assigned without the prior written approval of the other party. If any provision of this Agreement shall be held or made invalid by a statute, rule, regulation, decision of a tribunal or otherwise, the remainder of this Agreement shall not be affected thereby and, to this extent, the provisions of this Agreement shall be deemed to be severable. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument. The descriptive headings of the Paragraphs of this Agreement are inserted for convenience only, do not constitute a part of this Agreement and shall not affect in anyway the meaning or interpretation of this Agreement.

         Please confirm that the foregoing correctly sets forth our agreement by signing below in the space provided and returning this Agreement to Noble for execution, whereupon Noble will send the Company a fully executed original hereof which shall constitute a binding agreement as of the date first above written.

NOBLE INTERNATIONAL INVESTMENTS, INC.

By: /s/ Nico P. Pronk
   ------------------------------
Name: Nico P. Pronk
   ------------------------------
Title: President
   ------------------------------

AGREED TO AND ACCEPTED
AS OF THE ABOVE DATE:

INTERNATIONAL COSMETICS MARKETING CO.

By: /s/ Sonny Spoden
   ------------------------------
Name: Sonny Spoden
   ------------------------------
Title: Chief Financial Officer
   ------------------------------


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                            ANNEX A: INDEMNIFICATION

         The Company agrees to indemnify Noble, its employees, directors, officers, agents, affiliates, and each person, if any, who controls it within the meaning of either Section 20 of the Securities Exchange Act of 1934 or
Section 15 of the Securities Act of 1933 (each such person, including Noble is referred to as "Indemnified Party") from and against any losses, claims, damages and liabilities, joint or several (including all legal or other expenses reasonably incurred by an Indemnified Party in connection with the preparation for or defense of any threatened or pending claim, action or proceeding, whether or not resulting in any liability) ("Damages"), to which such Indemnified Party, in connection with providing its services (or Past Services) or arising out of its engagement hereunder, may become subject under any applicable Federal or state law or otherwise, including but not limited to liability or loss (i) caused by or arising out of an untrue statement or an alleged untrue statement of a material fact or omission or alleged omission to state a material fact necessary in order to make a statement not misleading in light of the circumstances under which it was made, (ii) caused by or arising out of any act or failure to act, or (iii) arising out of Noble's engagement or the rendering by any Indemnified Party of its services under this Agreement (including the Past Services); provided, however, that the Company will not be liable to the Indemnified Party hereunder to the extent that any Damages are found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Indemnified Party seeking indemnification hereunder.

         These indemnification provisions shall be in addition to any liability which the Company may otherwise have to any Indemnified Party.

         If for any reason, other than a final non-appealable judgment finding an Indemnified Party liable for Damages for its gross negligence or willful misconduct the foregoing indemnity is unavailable to an Indemnified Party or insufficient to hold an Indemnified Party harmless, then the Company shall contribute to the amount paid or payable by an Indemnified Party as a result of such Damages in such proportion as is appropriate to reflect not only the relative benefits received by the Company and its shareholders on the one hand and the Indemnified Party on the other, but also the relative fault of the Company and the Indemnified Party as well as any relevant equitable considerations.

         Promptly after receipt by the Indemnified Party of notice of any claim or of the commencement of any action in respect of which indemnity may be sought, the Indemnified Party will notify the Company in writing of the receipt or commencement thereof and the Company shall have the right to assume the defense of such claim or action (including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of fees and expenses of such counsel), provided that the Indemnified Party shall have the right to control its defense if, in the opinion of its counsel, the Indemnified Party's defense is unique or separate to it as the case may be, as opposed to a defense pertaining to the Company. In any event, the Indemnified Party shall have the right to retain counsel reasonably satisfactory to the Company, at the Company's


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sole expense, to represent it in any claim or action in respect of which indemnity may be sought and agrees to cooperate with the Company and the Company's counsel in the defense of such claim or action. In the event that the Company does not promptly assume the defense of a claim or action, the Indemnified Party shall have the right to employ counsel to defend such claim or action. Any obligation pursuant to this Annex shall survive the termination or expiration of the Agreement.


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